                                                                    Exhibit 21.1

                           SUBSIDIARIES OF REGISTRANT


Name                                         Jurisdiction of Organization
----                                         ----------------------------

eResearchTechnology Limited                  United Kingdom

eRT Investment Corporation                   Delaware

eRT Tech Corporation                         Delaware